UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

July 11, 2007
(Date of Report)

CARD ACTIVATION TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-52556 and 333-439677	20-5769015
(State or other jurisdiction of Incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)

33 West Jackson Blvd., Suite 1618
Chicago, Illinois, 60604-3749
(Address of principal executive offices) (Zip Code)

(312) 972-1662
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Item 8.01- Other Events.

Card Activation Technologies, Inc. (“CAT”) has filed several lawsuits against various companies alleging infringement of its United States Patent, no. 6,032,859.  CAT filed against McDonald’s Corporation in the Federal District Court for the Northern District of Illinois.  On March 6, 2007, CAT and McDonald’s settled that case.

The case was settled with McDonald’s entering into a both a settlement agreement and a patent license agreement. The settlement agreement and the patent license agreement contain confidentiality provisions. Those confidentiality provisions state that neither CAT nor McDonald’s may disclose any specific terms of the settlement agreement.  McDonald’s settled the case on the precondition that this confidentiality provision would be included in the settlement documents.  The settlement only allows CAT to disclose that CAT and McDonald’s have entered into a settlement of the lawsuit; that McDonald’s has made a monetary payment to CAT; and that McDonald’s has taken a license from CAT under the `859 patent.  Therefore, CAT may not legally disclose the terms of the settlement with McDonald’s.

Section 9.01 - Financial Statements and Exhibits

99.1.      Legal opinion from Orum Roth regarding the settlement with Card Activation Technologies, Inc. and McDonalds.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

CARD ACTIVIATION TECHNOLOGIES, INC.

/s/ William P. Williams
William P. Williams, CEO